EXHIBIT 24
















                    CONSENT OF STETZ, BELGIOVINE, CPA's. P.C.
                   AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report, dated February 17, 1997, relating to the financial statements of Electronics Communications Corp. for the year ended December 31, 1996, appearing in the Company's Amended Annual Report on Form 10-KSB/A, including an explanatory note regarding the Company's ability to continue as a going concern (see Note 21), accompanying the Company's Amended Annual Report for the period ended December 31, 1996, on Form 10-KSB/A. Such reports have been incorporated by reference in this Registration Statement. We consent to the incorporation by reference in this Registration Statement on Form S-8 of the aforementioned reports.




                                                 /s/STETZ, BELGIOVINE CPAs, P.C.
                                                 -------------------------------
                                                 STETZ, BELGIOVINE CPAs, P.C.


Montclair, New Jersey
October 9, 1997